Exhibit 99.1

NEWS

CONTACT:     Roger Deacon
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA REPORTS FIRST QUARTER RESULTS

SOUDERTON, Pa., April 25, 2018 - Univest Corporation of Pennsylvania (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the first quarter ended March 31, 2018. Univest reported net income of $12.9 million, or $0.44 diluted earnings per share for the quarter ended March 31, 2018, compared to net income of $10.9 million, or $0.41 diluted earnings per share, for the quarter ended March 31, 2017.

The financial results for the quarter ended March 31, 2018 included restructuring costs related to financial center closures of $451 thousand, net of tax, or $0.01 of diluted earnings per share. There were no restructuring costs during the quarter ended March 31, 2017. The financial results for the quarter ended March 31, 2018 also included a reduction in the Corporation's statutory federal income tax rate from 35% to 21% effective January 1, 2018 in accordance with the Tax Cuts and Jobs Act of 2017 (“TCJA”).

Loans
Gross loans and leases increased $69.8 million, or 7.7% (annualized), from December 31, 2017 and $348.0 million, or 10.4%, from March 31, 2017. The growth in loans from December 31, 2017 and March 31, 2017 was primarily in commercial real estate, commercial business and residential real estate loans.

Deposits
Total deposits decreased $57.6 million, or 6.5% (annualized), from December 31, 2017 and increased $131.3 million, or 3.9%, from March 31, 2017. The growth in deposits compared to March 31, 2017 was primarily due to increases in commercial and public funds deposits.

Net Interest Income and Margin
Net interest income of $37.3 million for the first quarter of 2018 increased $566 thousand, or 1.5%, from the fourth quarter of 2017 and $3.0 million, or 8.7%, from the first quarter of 2017. The increase in net interest income for the first quarter of 2018 as compared to the first quarter of 2017 was primarily due to the growth in loans during the last year.

Net interest margin, on a tax-equivalent basis, was 3.72% for the first quarter of 2018, compared to 3.76% for the fourth quarter of 2017 and 3.80% for the first quarter of 2017. The favorable impact of purchase accounting accretion was 2 basis points ($146 thousand) for the quarter ended March 31, 2018 compared to 4 basis points ($449 thousand) for the quarter ended December 31, 2017 and 8 basis points ($764 thousand) for the quarter ended March 31, 2017. Excluding the impact of purchase accounting accretion, the net interest margin, on a tax-equivalent basis, was 3.70% for the quarter ended March 31, 2018 compared to 3.72% for both the quarters ended December 31, 2017 and March 31, 2017.

Net interest margin, on a tax-equivalent basis, for all periods in 2017 was calculated using a 35% federal tax rate as compared to a 21% federal tax rate for the first quarter of 2018. Assuming a 21% federal tax rate and excluding purchase accounting, net interest margin was 3.64% for both the quarters ended December 31, 2017 and March 31, 2017.

Noninterest Income
Noninterest income for the quarter ended March 31, 2018 was $15.6 million, an increase of $612 thousand, or 4.1%, from the first quarter of 2017. Investment advisory commission and fee income increased $502 thousand, or 15.8%, for the quarter ended March 31, 2018 primarily due to new customer relationships and favorable market performance during 2017. Insurance commission and fee income increased $478 thousand, or 10.8%, for the quarter ended March 31, 2018, primarily due to an increase in contingent commission income of $422 thousand, which was $1.4 million for the quarter ended March 31, 2018 compared to $963 thousand for the quarter ended March 31, 2017. These increases were partially offset by a decrease in the net gain on mortgage banking of $397 thousand, or 35.7%, for the quarter ended March 31, 2018, primarily due to a decrease in mortgage volume due to a shortage of housing supply and the extended winter weather in March 2018. In addition, BOLI income decreased $114 thousand, or 14.6% for the quarter ended March 31, 2018, primarily due to a decrease in value of our non-qualified annuity portfolio, which is subject to equity market volatility.

Noninterest Expense
Noninterest expense for the quarter ended March 31, 2018 was $35.1 million, an increase of $3.1 million, or 9.7%, compared to the first quarter of 2017. Restructuring costs related to financial center closures and staffing rationalization were $571 thousand for the quarter. There were no restructuring costs during the quarter ended March 31, 2017.

Salaries, benefits and commissions increased $1.9 million for the quarter ended March 31, 2018, primarily attributable to additional staff hired to support revenue generation across all business lines, expansion of our financial center footprint in Lancaster County and the Lehigh Valley and annual merit increases. Data processing expense increased $174 thousand for the quarter ended March 31, 2018 primarily due to increased investments in customer relationship management software, internal infrastructure improvements and outsourced data processing solutions. Other expense increased $358 thousand for the quarter ended March 31, 2018 primarily due to increases in deferred director stock expense and loan processing expense.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $27.7 million at March 31, 2018, compared to $14.5 million at December 31, 2017 and $19.9 million at March 31, 2017. Nonperforming assets were $32.9 million at March 31, 2018, compared to $28.6 million at December 31, 2017 and $27.3 million at March 31, 2017. The increase in non-accrual loans and leases at March 31, 2018 is primarily due to one commercial real estate loan in the amount of $12.3 million which was placed on non-accrual status during the first quarter of 2018. This was partially offset by troubled debt restructured commercial real estate loans for another borrower totaling $10.3 million which were returned to performing status during the first quarter of 2018 as the borrower was in compliance with the modified terms of the restructuring for the required time period.

Net loan and lease charge-offs were $198 thousand during the first quarter of 2018. The provision for loan and lease losses was $2.1 million for the first quarter of 2018.

The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.73% at March 31, 2018, compared to 0.70% at December 31, 2017 and 0.74% at March 31, 2017.

Tax Provision
The effective income tax rate was 18.0% for the quarter ended March 31, 2018 compared to an effective income tax rate of 26.5% for the quarter ended March 31, 2017. As previously discussed, the Corporation's statutory federal tax rate was reduced to 21% effective January 1, 2018 in accordance with the TCJA. The Corporation's effective income tax rate for the quarter ended March 31, 2018 was favorably impacted by discrete tax benefits totaling $118 thousand. Excluding these discrete items, the effective tax rate was 18.8% for the quarter ended March 31, 2018.

Dividend
On February 28, 2018, Univest declared a quarterly cash dividend of $0.20 per share, payable on April 2, 2018. This represented a 2.90% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss first quarter 2018 results on Thursday, April 26, 2018 at 9:00 a.m. EDT. Participants may preregister at http://dpregister.com/10119368. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through May 26, 2018 by dialing 1-877-344-7529; using Conference ID: 10119368.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., has approximately $4.6 billion in assets and $3.4 billion in assets under management and supervision through its Wealth Management lines of business at March 31, 2018. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
# # #
This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues that may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
March 31, 2018
(Dollars in thousands)

Balance Sheet (Period End)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Assets	$4,613,959	$4,554,862	$4,417,363	$4,453,527	$4,273,931
Investment securities	462,252	454,082	443,822	469,307	464,639
Loans held for sale	687	1,642	2,228	2,259	1,110
Loans and leases held for investment, gross	3,689,888	3,620,067	3,487,164	3,510,170	3,341,916
Allowance for loan and lease losses	23,410	21,555	20,543	20,910	19,528
Loans and leases held for investment, net	3,666,478	3,598,512	3,466,621	3,489,260	3,322,388
Total deposits	3,497,293	3,554,919	3,518,590	3,348,080	3,365,951
Noninterest-bearing deposits	1,002,021	1,040,026	987,881	963,790	947,495
NOW, money market and savings	1,974,769	1,940,144	1,959,549	1,837,452	1,865,280
Time deposits	520,503	574,749	571,160	546,838	553,176
Borrowings	466,510	355,590	332,529	542,545	355,580
Shareholders' equity	606,719	603,374	528,798	521,306	511,880

Balance Sheet (Average)	For the three months ended,
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Assets	$4,555,977	$4,442,743	$4,416,332	$4,333,689	$4,230,428
Investment securities	457,926	456,045	459,862	468,601	470,300
Loans and leases, gross	3,634,510	3,505,260	3,467,235	3,401,325	3,306,877
Deposits	3,484,044	3,508,676	3,480,318	3,346,409	3,290,285
Shareholders' equity	605,973	554,071	527,032	517,697	509,055

Asset Quality Data (Period End)
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$27,694	$14,517	$15,949	$20,174	$19,856
Accruing loans and leases 90 days or more past due	2,295	761	1,595	572	919
Accruing troubled debt restructured loans and leases	1,032	11,435	11,468	11,470	2,818
Total nonperforming loans	31,021	26,713	29,012	32,216	23,593
Other real estate owned	1,843	1,843	1,763	2,202	3,712
Total nonperforming assets	32,864	28,556	30,775	34,418	27,305
Nonaccrual loans and leases / Loans and leases held for investment	0.75%	0.40%	0.46%	0.57%	0.59%
Nonperforming loans and leases / Loans and leases held for investment	0.84%	0.74%	0.83%	0.92%	0.71%
Nonperforming assets / Total assets	0.71%	0.63%	0.70%	0.77%	0.64%

Allowance for loan and lease losses	23,410	21,555	20,543	20,910	19,528
Allowance for loan and lease losses / Loans and leases held for investment	0.63%	0.60%	0.59%	0.60%	0.58%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.73%	0.70%	0.71%	0.73%	0.74%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	84.53%	148.48%	128.80%	103.65%	98.35%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	75.47%	80.69%	70.81%	64.91%	82.77%
Acquired credit impaired loans	$1,525	$1,583	$1,622	$6,485	$6,616

	For the three months ended,
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net loan and lease charge-offs	$198	$980	$3,056	$1,384	$416
Net loan and lease charge-offs (annualized)/Average loans and leases	0.02%	0.11%	0.35%	0.16%	0.05%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
March 31, 2018
(Dollars in thousands, except per share data)
	For the three months ended,
For the period:	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Interest income	$43,534	$42,417	$42,172	$40,030	$38,396
Interest expense	6,262	5,711	5,285	4,730	4,113
Net interest income	37,272	36,706	36,887	35,300	34,283
Provision for loan and lease losses	2,053	1,992	2,689	2,766	2,445
Net interest income after provision	35,219	34,714	34,198	32,534	31,838
Noninterest income:
Trust fee income	1,996	2,208	1,924	2,016	1,907
Service charges on deposit accounts	1,327	1,555	1,371	1,313	1,243
Investment advisory commission and fee income	3,683	3,485	3,455	3,333	3,181
Insurance commission and fee income	4,888	3,258	3,492	3,628	4,410
Bank owned life insurance income	669	841	742	1,622	783
Net gain on sales of investment securities	10	5	7	21	15
Net gain on mortgage banking activities	716	465	908	1,537	1,113
Other income	2,293	2,335	2,210	2,539	2,318
Total noninterest income	15,582	14,152	14,109	16,009	14,970
Noninterest expense:
Salaries, benefits and commissions	20,647	19,340	19,185	18,730	18,737
Premises and equipment	3,780	3,636	3,542	3,715	3,658
Data processing	2,232	2,243	2,118	2,081	2,058
Professional fees	1,355	1,391	1,447	1,248	1,239
Marketing and advertising	381	360	271	475	379
Deposit insurance premiums	391	374	409	451	402
Intangible expense	612	687	690	446	759
Restructuring charges	571	—	—	—	—
Other expense	5,156	5,409	5,033	5,402	4,798
Total noninterest expense	35,125	33,440	32,695	32,548	32,030
Income before taxes	15,676	15,426	15,612	15,995	14,778
Income tax expense	2,826	5,162	4,416	4,217	3,922
Net income	$12,850	$10,264	$11,196	$11,778	$10,856
Per common share data:
Book value per share	$20.64	$20.57	$19.83	$19.55	$19.21
Net income per share:
Basic	$0.44	$0.37	$0.42	$0.44	$0.41
Diluted	$0.44	$0.37	$0.42	$0.44	$0.41
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted average shares outstanding	29,354,887	27,481,309	26,666,460	26,661,784	26,630,698
Period end shares outstanding	29,391,934	29,334,859	26,671,336	26,667,991	26,645,520

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data (Unaudited)
March 31, 2018

	For the three months ended,
Profitability Ratios (annualized)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Return on average assets	1.14%	0.92%	1.01%	1.09%	1.04%
Return on average assets, excluding restructuring charges (1), (2)	1.18%	0.92%	1.01%	1.09%	1.04%
Return on average shareholders' equity	8.60%	7.35%	8.43%	9.13%	8.65%
Return on average shareholder's equity, excluding restructuring charges (1), (2)	8.90%	7.35%	8.43%	9.13%	8.65%
Return on average tangible common equity, excluding restructuring charges (1), (2), (5)	12.65%	10.89%	12.83%	14.06%	13.48%
Net interest margin (FTE)	3.72%	3.76%	3.80%	3.76%	3.80%
Efficiency ratio (3)	65.41%	63.43%	61.94%	60.74%	62.70%
Efficiency ratio, excluding restructuring charges (1), (3), (4)	64.35%	63.43%	61.94%	60.74%	62.70%

Capitalization Ratios
Dividends declared to net income	45.7%	57.1%	47.6%	45.3%	49.0%
Shareholders' equity to assets (Period End)	13.15%	13.25%	11.97%	11.71%	11.98%
Tangible common equity to tangible assets (5)	9.64%	9.68%	8.22%	7.96%	8.06%
Tangible book value per share (5)	$14.54	$14.44	$13.06	$12.75	$12.38
Tangible book value per share - Core (5), (6)	$14.90	$14.57	$13.14	$12.87	$12.56

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.47%	10.48%	8.74%	8.74%	8.75%
Common equity tier 1 risk-based capital ratio	11.16%	11.11%	9.51%	9.21%	9.41%
Tier 1 risk-based capital ratio	11.16%	11.11%	9.51%	9.21%	9.41%
Total risk-based capital ratio	14.04%	14.00%	12.47%	12.15%	12.44%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest Corporation of Pennsylvania uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below table for additional information.

(a) Restructuring charges	$571	$—	$—	$—	$—
Tax effect on restructuring charges	120	—	—	—	—
(b) Restructuring charges, net of tax	$451	$—	$—	$—	$—

(2) Net income in this ratio excludes restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes restructuring charges. See (1)(a) above.
(5) Tangible equity represents total shareholders' equity less goodwill and other intangible assets, but includes servicing rights which were $6,605 at March 31, 2018, $6,573 at December 31, 2017, $6,556 at September 30, 2017, $6,548 at June 30, 2017 and $6,502 at March 31, 2017.

(6) Tangible equity as defined in (5), excluding the impact of accumulated other comprehensive (loss) income on available-for-sale investment securities, net (($10,477) at March 31, 2018, ($4,061) at December 31, 2017, ($2,364) at September 30, 2017, ($3,028) at June 30, 2017 and ($4,726) at March 31, 2017), divided by total shares outstanding.

N/M Not Meaningful

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended
Tax Equivalent Basis	March 31, 2018			December 31, 2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$19,184	$76	1.61%	$33,557	$92	1.09%
U.S. government obligations	23,921	94	1.59	24,039	94	1.55
Obligations of state and political subdivisions	74,554	593	3.23	79,708	844	4.20
Other debt and equity securities	359,451	2,095	2.36	352,298	1,873	2.11
Federal funds sold and other earning assets	29,057	504	7.03	27,719	371	5.31
Total interest-earning deposits, investments, federal funds sold and other earning assets	506,167	3,362	2.69	517,321	3,274	2.51
Commercial, financial, and agricultural loans	782,200	8,900	4.61	752,750	8,608	4.54
Real estate—commercial and construction loans	1,600,394	17,618	4.46	1,566,944	17,798	4.51
Real estate—residential loans	837,495	9,675	4.69	802,013	9,097	4.50
Loans to individuals	27,960	413	5.99	27,299	414	6.02
Municipal loans and leases	311,752	2,892	3.76	285,821	3,343	4.64
Lease financings	74,709	1,344	7.30	70,433	1,303	7.34
Gross loans and leases	3,634,510	40,842	4.56	3,505,260	40,563	4.59
Total interest-earning assets	4,140,677	44,204	4.33	4,022,581	43,837	4.32
Cash and due from banks	42,506			44,922
Reserve for loan and lease losses	(22,022)			(20,734)
Premises and equipment, net	61,738			63,119
Other assets	333,078			332,855
Total assets	$4,555,977			$4,442,743
Liabilities:
Interest-bearing checking deposits	$425,027	$292	0.28	$439,397	$172	0.16
Money market savings	658,367	1,343	0.83	649,861	1,213	0.74
Regular savings	834,375	557	0.27	841,223	648	0.31
Time deposits	541,478	1,499	1.12	567,982	1,524	1.06
Total time and interest-bearing deposits	2,459,247	3,691	0.61	2,498,463	3,557	0.56
Short-term borrowings	175,824	645	1.49	61,524	148	0.95
Long-term debt	155,765	665	1.73	188,466	745	1.57
Subordinated notes	94,359	1,261	5.42	94,298	1,261	5.31
Total borrowings	425,948	2,571	2.45	344,288	2,154	2.48
Total interest-bearing liabilities	2,885,195	6,262	0.88	2,842,751	5,711	0.80
Noninterest-bearing deposits	1,024,797			1,010,213
Accrued expenses and other liabilities	40,012			35,708
Total liabilities	3,950,004			3,888,672
Shareholders' Equity:
Common stock	157,784			148,546
Additional paid-in capital	290,209			249,778
Retained earnings and other equity	157,980			155,747
Total shareholders' equity	605,973			554,071
Total liabilities and shareholders' equity	$4,555,977			$4,442,743
Net interest income		$37,942			$38,126
Net interest spread			3.45			3.52
Effect of net interest-free funding sources			0.27			0.24
Net interest margin			3.72%			3.76%
Ratio of average interest-earning assets to average interest-bearing liabilities	143.51%			141.50%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2018 and December 31, 2017 have been calculated using the Corporation’s federal applicable rate of 21.0% and 35.0%, respectively.

Univest Corporation of Pennsylvania
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended March 31,
Tax Equivalent Basis	2018			2017
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$19,184	$76	1.61%	$8,592	$16	0.76%
U.S. government obligations	23,921	94	1.59	34,038	106	1.26
Obligations of state and political subdivisions	74,554	593	3.23	85,854	922	4.36
Other debt and equity securities	359,451	2,095	2.36	350,408	1,582	1.83
Federal funds sold and other earning assets	29,057	504	7.03	25,909	358	5.60
Total interest-earning deposits, investments, federal funds sold and other earning assets	506,167	3,362	2.69	504,801	2,984	2.40
Commercial, financial, and agricultural loans	782,200	8,900	4.61	721,050	7,841	4.41
Real estate—commercial and construction loans	1,600,394	17,618	4.46	1,460,029	15,740	4.37
Real estate—residential loans	837,495	9,675	4.69	738,211	8,236	4.52
Loans to individuals	27,960	413	5.99	29,575	400	4.59
Municipal loans and leases	311,752	2,892	3.76	279,379	3,120	4.53
Lease financings	74,709	1,344	7.30	78,633	1,483	7.65
Gross loans and leases	3,634,510	40,842	4.56	3,306,877	36,820	4.52
Total interest-earning assets	4,140,677	44,204	4.33	3,811,678	39,804	4.24
Cash and due from banks	42,506			41,942
Reserve for loan and lease losses	(22,022)			(18,200)
Premises and equipment, net	61,738			64,507
Other assets	333,078			330,501
Total assets	$4,555,977			$4,230,428
Liabilities:
Interest-bearing checking deposits	$425,027	$292	0.28	$426,373	$105	0.10
Money market savings	658,367	1,343	0.83	531,658	563	0.43
Regular savings	834,375	557	0.27	807,802	349	0.18
Time deposits	541,478	1,499	1.12	591,813	1,174	0.80
Total time and interest-bearing deposits	2,459,247	3,691	0.61	2,357,646	2,191	0.38
Short-term borrowings	175,824	645	1.49	150,155	262	0.71
Long-term debt	155,765	665	1.73	148,031	399	1.09
Subordinated notes	94,359	1,261	5.42	94,116	1,261	5.43
Total borrowings	425,948	2,571	2.45	392,302	1,922	1.99
Total interest-bearing liabilities	2,885,195	6,262	0.88	2,749,948	4,113	0.61
Noninterest-bearing deposits	1,024,797			932,639
Accrued expenses and other liabilities	40,012			38,786
Total liabilities	3,950,004			3,721,373
Shareholders' Equity:
Common stock	157,784			144,559
Additional paid-in capital	290,209			230,104
Retained earnings and other equity	157,980			134,392
Total shareholders' equity	605,973			509,055
Total liabilities and shareholders' equity	$4,555,977			$4,230,428
Net interest income		$37,942			$35,691
Net interest spread			3.45			3.63
Effect of net interest-free funding sources			0.27			0.17
Net interest margin			3.72%			3.80%
Ratio of average interest-earning assets to average interest-bearing liabilities	143.51%			138.61%

Note 1: In the above schedule, the interest income and net interest income analysis contains tax-equivalent financial information and measures determined by methods other than in accordance with U.S. GAAP. This financial information and measures should not be considered a substitute for GAAP basis financial information and measures. Management believes the presentation of the non-GAAP financial information and measures provides useful information that is essential to a proper understanding of the financial results of the Corporation.

Note 2: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2018 and 2017 have been calculated using the Corporation’s federal applicable rate of 21.0% and 35.0%, respectively.